EXHIBIT 21

                           SUBSIDIARIES OF ACC CORP.


                                           State, Province or Country of
Name                                       Incorporation

ACC Credit Corp.                           Delaware
ACC Global Corp.                           Delaware
ACC Local Fiber Corp.                      New York
ACC Long Distance Corp.                    New York
ACC Long Distance Corp.*                   Delaware
ACC Long Distance of Connecticut Corp.*    Delaware
ACC Long Distance of Georgia Corp.*        Delaware
ACC Long Distance of Illinois Corp.        Delaware
ACC Long Distance of Maine Corp.*          Delaware
ACC Long Distance of Massachusetts Corp.   Delaware
ACC Long Distance of New Hampshire Corp.   New Hampshire
ACC Long Distance of Ohio Corp.            Delaware
ACC Long Distance of Pennsylvania Corp.    Delaware
ACC Long Distance of Rhode Island Corp.*   Delaware
ACC Long Distance of Vermont Corp.*        Delaware
ACC Long Distance UK Ltd.                  United Kingdom
ACC Long Distance Sales Corp.*             Delaware
ACC National Long Distance Corp.           Delaware
ACC National Telecom Corp.                 Delaware
ACC Network Corp.                          New York
ACC Radio Corp.                            New York
ACC Service Corp.                          Delaware
ACC Telecommunikation Gmb H.               Germany
ACC TelEnterprises Ltd.                    Ontario, Canada
Danbury Cellular Telephone Co.             Connecticut
ACC Long Distance France S.A.R.L.          France
ACC Long Distance of Australia PTY Ltd.    Australia
ACC Cellular Corp.                         Delaware
ACC Denmark A/S                            Denmark
Cel Tel Corp.                              Delaware
United Bluegrass Cellular Corp.            Delaware
Network Consultants                        New York
_______________________________
*       A subsidiary of ACC National Long Distance Corp.
**      A subsidiary of ACC TelEnterprises Ltd.